Exhibit 1(b)


                    APPALACHIAN POWER COMPANY

                     Underwriting Agreement

                   Dated ____________________


     AGREEMENT made between APPALACHIAN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia (the Company), and the several persons, firms and corporations (the Underwriters) named in Exhibit 1 hereto.

                           WITNESSETH:

     WHEREAS, the Company proposes to issue and sell $__________ principal amount of its [Debt Securities] to be issued pursuant to the [Indenture dated as of _______________, between the Company and Bankers Trust Company, as trustee (the Trustee), as supplemented by the Supplemental Indenture dated as of _______________ between the Company and the Trustee (said Indenture as so supplemented being hereafter referred to as the Indenture)] [Mortgage and Deed of Trust dated December 1, 1940, between the Company and Bankers Trust Company, as trustee (the Trustee), as heretofore supplemented and as to be further supplemented by one or more supplemental inden-tures (said Mortgage, as heretofore supplemented, and as it is to be supplemented, being hereinafter referred to as the Mortgage)]; and

     WHEREAS, the Underwriters have designated the person signing this Agreement (the Representative) to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement; and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), a registration statement or statements and prospectus or prospectuses relating to the [Debt Securities] and such registration statements have become effective; and

     WHEREAS, such registration statements, as they may have been amended to the date hereof, including the financial statements, the documents incorporated or deemed incorporated therein by reference and the exhibits, being herein called the Registration Statements, and the combined prospectus under Rule 429 under the Act, as included or referred to in the latest Registration Statement to become effective, as it may be last amended or supplemented prior to the effectiveness of the agreement, but excluding any amendment or supplement relating solely to securities other than the [Debt Securities] (the Basic Prospectus), and the Basic Prospectus, as supplemented by a prospectus supplement which includes certain information relating to the Underwriters, the principal amount, price and terms of offering, the interest rate and redemption prices of the [Debt Securities], first filed with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein call the Prospectus.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective principal amounts of the [Debt Securities] set opposite their names in Exhibit 1 hereto, together aggregating all of the [Debt Securities], at a price equal to ______% of the principal amount thereof.

     2. Payment and Delivery: Payment for the [Debt Securities] shall be made to the Company or its order by certified or bank check or checks, payable in New York Clearing House funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Representative shall mutually agree in writing, upon the delivery of the [Debt Securities] to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and for the other Underwriters. Such payments and delivery shall be made at 10:00 A.M., New York Time, on _______________ (or on such later business day, not more than five business days subsequent to such day, as may be designated by the Company), unless postponed in accordance with the provisions of Section 7 hereof. The time at which payment and delivery are to be made is herein called the Time of Purchase.

     [The delivery of the [Debt Securities] shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York and the Underwriters shall accept such delivery.]

     3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the [Debt Securities] shall be satisfactory in form and substance to Dewey Ballantine, counsel to the Underwriters.

          (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with con-formed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Dewey Ballantine, counsel to the Underwriters:

               (1) Opinion of Simpson Thacher & Bartlett and either of John M. Adams, Jr., Esq. or Thomas
                    G. Berkemeyer, Esq., counsel to the Company, substantially in the forms attached hereto as Exhibits A and B;

               (2) Opinion of Dewey Ballantine, counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.

          (c) That the Representative shall have received a letter from Deloitte & Touche LLP in form and substance satisfactory to the Representative, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statements complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

          (d) That no amendment to the Registration Statements and that no prospectus or prospectus supplement of the Company relating to the [Debt Securities] and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statements which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine, counsel to the Underwriters.

          (e) That, at the Time of Purchase, appropriate orders of the State Corporation Commission of Virginia and the Tennessee Regulatory Authority, necessary to permit the sale of the [Debt Securities] to the Underwriters, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statements shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), except changes arising from transactions in the ordinary course of business, none of which individually has, or in the aggregate have, had a material adverse effect on the business, properties or financial condition of the Company, and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

          (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further consider-ation of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file any Prospectus Supplement relating to the [Debt Securities] with the Commission; as soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to either of the Registration Statements or the Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the either of the Registration Statements or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceed-ing nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with
               Section 10(a)(3) of the Act.

          (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statements as initially filed with the Commission and of all amendments thereto, other than amendments relating solely to securities other than the [Debt Securities] (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to the other Underwriters.

          (d) For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circum-stances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are fur-nished to the Company by the Representative) to whom principal amounts of the [Debt Securities] may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earning statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) To use its best efforts to qualify the [Debt Securities] for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the [Debt Securities] by the respective Underwriters) in connection with the issuance and delivery of the [Debt Securities], except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this
               Section 4) of Dewey Ballantine, counsel to the Underwriters, only in the events provided in para-graph (h) of this Section 4, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Underwriters shall not take up and pay for the [Debt Securities] due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 7 or 8 hereof, to pay the fees and disbursements of Dewey Ballantine, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the [Debt Securities] due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connec-tion with the financing contemplated by this Agreement.

          (i) The Company will timely file any certificate required by Rule 52 under the Public Utility
               Holding Company Act of 1935 in connection with the sale of the [Debt Securities].

          [(j) During the period from the date hereof and continuing to and including the earlier of (i) the date which is after the Time of Purchase on which the distribution of the [Debt Securities] ceases, as determined by the Representative in its sole discretion, and (ii) the date which is 30 days after the Time of Purchase, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any [Debt Securities] of the Company or any substantially similar securities of the Company without the consent of the Representative.]

     5. Warranties of and Indemnity by the Company: The Company represents and warrants to, and agrees with you, as set forth below:

          (a) the Registration Statements on their respective effective dates complied, or were deemed to comply, with the applicable provisions of the Act and the rules and regulations of the Commission and the Registration Statements at their respective effective dates did not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus at the time that the latest Registration Statement became effective, and the Prospectus when first filed in accordance with Rule 424(b) complies, and at the Time of Purchase the Prospectus will comply with the applicable provisions of the Act and the rules and regulations of the Commission, the Basic Prospectus at the time that the latest Registration Statement became effective, and the Prospectus when first filed in accordance with Rule 424(b) did not, and the Prospectus at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statements or omissions made in the Registration Statements or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter expressly for use in the Registration Statements, the Basic Prospectus or Prospectus, or to any statements in or omissions from that part of the Registration Statements that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company.

          (b) As of the Time of Purchase, the [Indenture] [Mortgage] will have been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such [Debt Securities] will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

          (c) To the extent permitted by law, to indemnify and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in either Registration Statement, in the Basic Prospectus, or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplemental information, in the Prospectus as so amended or supplemented other than amendments or supplements relating solely to securities other than the Notes (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in either Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through you expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act, of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Notes to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Company (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(c) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, "Company's counsel"), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Company and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Company and you or any controlling person may arise (and the Company's counsel shall have concurred with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person). The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     The Company's indemnity agreement contained in Section 5(c) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the [Debt Securities] hereunder.

     6.   Warranties of and Indemnity by Underwriters:

          (a) Each Underwriter warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registration Statements, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter.


          (b) Each Underwriter agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indem-nity agreement of the Company set forth in Section 5(c) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Regis-tration Statements, or in the Basic Prospectus, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein.

     The indemnity agreement on the part of each Underwriter contained in Section 6(b) hereof, and the warranties and represen-tations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the [Debt Securities] hereunder.

     7. Default of Underwriters: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of [Debt Securities] which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of [Debt Securities] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the [Debt Securities], the other Underwriters shall be obligated severally in the proportions which the amounts of [Debt Securities] set forth opposite their names in Exhibit 1 hereto bear to the aggregate principal amount of [Debt Securities] set forth opposite the names of all such non-defaulting Underwriters, to purchase the [Debt Securities] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the principal amount of [Debt Securities] which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this
Section 7 by an amount in excess of one-ninth of such principal amount of [Debt Securities] without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase [Debt Securities] and the aggregate principal amount of [Debt Securities] with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the [Debt Securities] then the Company shall have the right (a) to require such non-defaulting Underwriters to purchase and pay for the respective principal amounts of [Debt Securities] that they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the principal amount of [Debt Securities] that the defaulting Underwriter or Underwriters shall have so failed to purchase up to a principal amount thereof equal to one-ninth of the respective principal amounts of [Debt Securities] that such non-defaulting Underwriters have otherwise agreed to purchase hereunder, and/or (b) to procure one or more others, members of the National Association of Securities Dealers (NASD) (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Securities Exchange Act of 1934 and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase or agree to purchase, upon the terms herein set forth, the principal amount of such [Debt Securities] that such defaulting Underwriter or Underwriters had agreed to purchase, or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a). In the event the Company shall exercise its rights under clause (a) and/or
(b) above, the Company shall give written notice thereof to the Underwriters within 24 hours (excluding any Saturday, Sunday or legal holiday) of the time when the Company learns of the failure or refusal of any Underwriter or Underwriters to purchase and pay for its respective principal amount of [Debt Securities], and thereupon the Time of Purchase shall be postponed for a period not to exceed five full business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), then this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the [Debt Securities] without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

     Nothing herein contained shall release any defaulting
Underwriter from its liability to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

     8. Termination of Agreement by the Underwriters: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Underwriters' ability to market the [Debt Securities] shall have been materially adversely affected because:

           (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

         (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

          (iv) there shall have been any decrease in the ratings of the Company's first mortgage bonds by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) or either Moody's or S&P shall publicly announce that it has such first mortgage bonds under consideration for possible downgrade.

          If the Representative elects to terminate this Agreement, as provided in this Section 8, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the [Debt Securities] to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     9. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to _______________________________________________,
as Representative, _____________________________________________,
and, if to the Company, to Appalachian Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of A. A. Pena, Treasurer, (fax 614/223-1687).

     10. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in
Section 7 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

     11. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representa-tive herein mentioned, if so named) and any party or parties substituted pursuant to Section 7 hereof, and the term "Representa-tive", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the [Debt Securities] from any of the respective Under-writers.

     12. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the Underwriters' perfor-mance of their obligations hereunder, and the further condition that at the Time of Purchase the Virginia State Corporation Commission and the Tennessee Regulatory Authority shall have issued appropriate orders, and such orders shall remain in full force and effect, authorizing the transactions contemplated hereby.

     13. Applicable Law: This Agreement will be governed and construed in accordance with the laws of the State of New York.

     14. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                   APPALACHIAN POWER COMPANY


                                   By_____________________________
                                        A. A. Pena
                                        Treasurer


___________________________________
       as Representative
and on behalf of the Underwriters
   named in Exhibit 1 hereto


By:____________________________



                            EXHIBIT 1

          Name                                    Principal Amount